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                                                                    Exhibit 23.3

                  [SEONJIN ACCOUNTING CORPORATION LETTERHEAD]

                        CONSENT OF INDEPENDENT ACCOUNTS


To the Board of Directors and
Stockholders of Hungnong Seeds Co.

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated October 28, 1998, relating to the financial statements of Hungnong Seeds Co., Ltd, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Seonjin Accounting Corporation

SEONJIN ACCOUNTING CORPORATION

Seoul, Korea

June 25, 1999